Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

BeiGene, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share (1)	Rule 457(c)	84,862,089	$19.79	$1,679,420,741.31	0.00011020	$185,072.17
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value $0.0001 per share (1)	Rule 415(a)(6)	213,876,676 (3)		$2,282,064,132.92			Form S-3ASR	333-238182	05/11/2020	$296,211.92
	Total Offering Amounts					$3,961,484,874.23		$185,072.17
	Total Fees Previously Paid							--
	Total Fee Offsets							$90,155.74
	Net Fee Due							$94,916.43

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	BeiGene, Ltd.	Form S-3ASR	333-238182	5/11/2020		$90,155.74 (4)	Equity	Ordinary Shares, par value $0.0001 per share (1)	65,095,996(4)	$694,574,277.32
Fee Offset Sources	BeiGene, Ltd.	Form S-3ASR	333-238182		5/11/2020						$90,155.74 (4)

(1)	These shares may be represented by the Registrant's American Depositary Shares (“ADSs”). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market, on May 4, 2023.
(3)	This registration statement includes 213,876,676 Ordinary Shares (“Carry-Forward Securities”) that have previously been registered under our registration statement on Form S-3ASR (File No. 333-238182) filed on May 9, 2020 (“Prior Registration Statement”) and remain unsold. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Carry-Forward Securities, and no additional filing fee is due with respect to the Carry-Forward Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior Registration Statement will be deemed terminated as of the time of the effectiveness of this registration statement.
(4)	This Registrant previously paid a filing fee of $90,155.74 in connection with the registration of 65,095,996 Ordinary Shares that have been previously registered under Prior Registration Statement and remain unsold. Pursuant to Rule 457(p), the filing fee of $90,155.74 in connection with such 65,095,996 unsold Ordinary Shares may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such 65,095,996 unsold Ordinary Shares under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.